                                                                  Exhibit 10.2.6

                           AMENDMENT NO. 6 AND WAIVER

         AMENDMENT NO. 6 AND WAIVER (this "Amendment") dated as of June 14, 2002, among CR BRIGGS CORPORATION (the "Company"), a corporation organized under the laws of the State of Colorado, the Lenders named on the signature pages hereof, and BNP PARIBAS, as successor-in-interest to Banque Paribas, New York Branch, in its capacity as agent for the Lenders (the "Agent").

                                   WITNESSETH:

         WHEREAS, the Company, the Lenders and the Agent have entered into the Loan Agreement dated as of December 6, 1995, and amended as of April 8, 1998, August 19, 1998, July 8, 1999, March 26, 2001 and March 25, 2002 (as amended, modified and supplemented from time to time, the "Loan Agreement"), providing for certain Loans to be made to the Company by the Lenders to finance the acquisition and construction of the Project;

         WHEREAS, the Company has requested that the Loan Agreement be further amended and that certain matters be waived by the Lenders, subject and pursuant to the terms and conditions of this Amendment;

         NOW, THEREFORE, the Company, the Lenders and the Agent wish to amend the Loan Agreement in certain respects, and accordingly, the parties hereto agree as follows:

         Section 1. Definitions. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

         Section 2. Conditions Precedent. The agreements set forth in Sections 3 and 4 of this Amendment shall be subject to the occurrence of the following: (i) the Lenders receipt of an Officer's Certificate that no Event of Default, which is not otherwise being waived by the terms hereof, under the Loan Agreement shall have occurred and be continuing; and (ii) Closing occurring pursuant to the Agreement described in Section 3 below.

         Section 3. Waiver. Subject to the occurrence of the conditions described in Section 2 above and the Company's and Guarantor's compliance with the provisions of Section 4 below, the Lenders hereby waive: (i) the default caused by Company's failure to make the Loan payment due in May, 2002; and (ii) the requirements and obligations of the Company under Section 8.07 of the Loan Agreement with respect to the sale by the Company of the crusher at the Project (the "Crusher") pursuant to the terms and conditions set forth in that certain Purchase Agreement, dated effective May 14, 2002 ("Agreement"), between Guarantor and Corner Bay Silver Inc. ("Corner Bay"), a copy of which Agreement is attached as Exhibit A hereto.

         Section 4. Amendments. The Loan Agreement is amended as follows:

         (a) Add the following provision after the last sentence of Section 8.07 of the Loan Agreement:

                  "Notwithstanding the foregoing provisions of the prior sentence of this Section 8.07, the proceeds from the sale of the Crusher pursuant to the Agreement shall, within five (5) days of receipt by Borrower or Guarantor, be applied in the following priorities: (i) U.S. $600,000 in payments necessary to remove mechanics' and materialmen's liens, potential defaults and obligations to vendors; (ii) U.S. $502,358.80, as payment necessary to pay off the purchase money security interest lien on the Crusher, currently held by John Deere Corporation; (iii) U.S. $950,000 to repayment of the Loans, 50% of which (i.e., U.S. $475,000) shall be applied to Loan payments due starting in May, 2002, and 50% of which (i.e., U.S. $475,000) shall be applied to Loan payments due, in reverse order of maturity, starting with the June, 2003 payment, and (iv) 75% of amounts in excess of the amounts in (i), (ii) and (iii) above will be applied to Loan payments in reverse order of maturity, starting in April, 2003, and 25% of which shall be applied to Loan payments due in order of maturity, starting in August, 2002."

         (b) The text of Section 8.29, which was added to the Loan Agreement by Amendment No. 5, dated March 25, 2002, is deleted in its entirety and replaced with the following provisions: "To the extent that Borrower reduces total trade accounts payable below $2,250,000, the Lenders will receive payments, which shall be applied to the Principal balance due, equal to all such reductions."

                  Section 5. Guarantor Covenant. Guarantor, by its execution of this Amendment, hereby covenants that: (i) if and to the extent it receives any payments or proceeds pursuant to the Agreement, it shall cause these proceeds and payments to be paid and applied as described in Section 4 above; and (ii) Guarantor's guarantee obligations under the Guarantee Agreement shall remain in full force and effect.

                  Section 6. Agent and Lender Covenant. Agent and Lender hereby covenant to execute such releases of Security Documents with respect to the Crusher as may be reasonably requested by the Company, in order to pursue the sale of the Crusher.

                  Section 7. Documents Otherwise Unchanged. Except as herein provided, the Loan Agreement shall remain unchanged and in full force and effect, and each reference to the Loan Agreement shall be a reference to the Loan Agreement as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

                  Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

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

                  Section 9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  Section 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the day and year first above written.

                                           "BORROWER"

                                           CR BRIGGS CORPORATION

                                           By:      /s/Gary C. Huber
                                                  ---------------------------
                                           Name:    Gary C. Huber
                                                  ---------------------------
                                           Title:   Vice President
                                                  ---------------------------

                                           "GUARANTOR"

                                           CANYON RESOURCES CORPORATION

                                           By:      /s/ Gary C. Huber
                                                  ---------------------------
                                           Name:    Gary C. Huber
                                                  ---------------------------
                                           Title:   Vice President
                                                  ---------------------------

                                           "AGENT"

                                           BNP PARIBAS, as agent for the Lenders

                                           By:      /s/ Sean Finnegan
                                                  ---------------------------
                                           Name:      Sean Finnegan
                                                  ---------------------------
                                           Title:   Vice President
                                                  ---------------------------

                                           "LENDERS"

                                           BNP PARIBAS

                                           By:       /s/ Barry Liu
                                                  ---------------------------
                                           Name:    Barry Liu
                                                  ---------------------------
                                           Title:   Vice President
                                                  ---------------------------

                                           By:      /s/ Sean Finnegan
                                                  ---------------------------
                                           Name:    Sean Finnegan
                                                  ---------------------------
                                           Title:   Vice President
                                                  ---------------------------

                                           BAYERISCHE HYPO-UND
                                           VEREINSBANK AG, NEW YORK
                                           BRANCH


                                           By:      /s/ Andrew G. Mathews
                                                  ---------------------------
                                           Name:    Andrew G. Mathews
                                                  ---------------------------
                                           Title:   Managing Director
                                                  ---------------------------


                                           By:      /s/ Carmen De Paula
                                                  ---------------------------
                                           Name:    Carmen De Paula
                                                  ---------------------------
                                           Title:   Associate Director
                                                  ---------------------------

                                          NM ROTHSCHILD & SONS LIMITED

                                           By:      /s/ C. Coleman
                                                  ---------------------------
                                           Name:    C. Coleman
                                                  ---------------------------
                                           Title:   Director
                                                  ---------------------------


                                           By:      /s/ N. A. Wood
                                                  ---------------------------
                                           Name:    Nicholas A. Wood
                                                  ---------------------------
                                           Title:   Assistant Director
                                                  ---------------------------

                                    EXHIBIT A

                               PURCHASE AGREEMENT

Canyon Resources Corporation of 14142 Denver West Parkway, Suite 250, Golden, Colorado 80401

Dear Sirs:

RE:      BRIGGS MINE CRUSHING PLANT AND ANCILLARY ITEMS LOCATED IN CALIFORNIA

This letter will set out the general terms and conditions of the proposed purchase of the Briggs Mine Crushing Plant and Ancillary Items (the "PLANT") of Canyon Resources Corporation (the "CORPORATION") by Corner Bay Silver Inc. or such other corporation as may be chosen by Corner Bay Silver Inc. (the "PURCHASER").

It is the intent of this letter that it set out with sufficient particularity the details of the transaction contemplated by the parties so that the parties may establish the general terms of the formal, comprehensive asset purchase agreement (the "AGREEMENT") to be executed by them and which will be prepared for the Closing (the "CLOSING"), which will take place within 30 days of the Corporation's signature of this letter, as more fully set forth at paragraph 4(a) hereof. This letter shall be legally binding and shall be effective as of its signature by the Corporation, and shall constitute the sole contract between the Corporation and Purchaser if the final Agreement is not executed within 30 days of Corporation's signature of this letter.

1.       ASSETS

The Purchaser will purchase the Plant, which is 100% owned or leased by the Corporation and more particularly described in Schedule A attached to this letter. All such assets comprising the Plant will be purchased free and clear of any encumbrances and will be purchased upon the following terms and conditions:

         (a) The Purchaser will purchase the Plant that will include machinery, equipment and ancillary items as set out in Schedule A. Such assets as set out in Schedule A are intended to be removed from the Corporation's property in the State of California, USA and transported at Purchaser's cost to the Purchaser's property in Sonora, Mexico by common carrier.

         (b) The Corporation will provide all documentation in its possession related to the design, installation, maintenance, and operation of items listed in Schedule A, including, but not limited to, manufacturer's operating and maintenance manuals, specifications and drawings related to the original and subsequent installation of equipment, Corporation's operating and maintenance history, including preventive maintenance procedures and records and correspondence relating to purchase, maintenance and operation of equipment. All warranties and maintenance records with respect to machinery, equipment and ancillary items are to be made available as soon as practical and transferred to the Purchaser, in all cases before Closing.

         (c) The Corporation will give to the Purchaser and its representatives such access to the property (the "PREMISES") where the Plant is located, and such other authorization as may be necessary, to enable the Purchaser and its representatives to conduct reviews of the Plant and to complete activities related to the dismantling and movement of the equipment off-site. The Purchaser will endeavour to remove all equipment from the Premises within 180 days from the date this letter is signed by the Corporation. Purchaser will ensure that the immediate Plant area is left free of all equipment described in Schedule A and that only concrete foundations are remaining upon completion.

         (d) After Closing, the Corporation will provide as part of the Agreement, without additional cost, up to 500 hours of use of the Corporation's 40-ton crane for use in the dismantling and loading of trucks to transport equipment off-site. The crane will normally be available to the Purchaser during daylight hours during a 12-week period after Closing when the equipment is disassembled and transported. Purchaser will provide fuel, lubricants, and operator and make the crane available for preventive and corrective maintenance, as required. The Corporation will also provide, during the 12-week dismantling and shipping period, electrical power and water as required to: (i) test operate machinery and motors, (ii) make repairs as needed, and (iii) clean and prepare equipment for shipment.

         (e) No action taken by the Purchaser or its representatives hereunder shall constitute a trespass. If, prior to the end of the date fixed for Closing, the Purchaser elects for any reason not to proceed with the purchase of the Plant, it may terminate the Agreement by giving written notice to the Corporation of its intention to so terminate, whereupon all of the obligations otherwise imposed upon the Purchaser under the Agreement shall be of no further force or effect, and Corporation shall be entitled to retain the down payment of US$250,000 paid by the Purchaser pursuant to paragraph 2(a). If the Purchaser has not provided payment of shares pursuant to paragraph 2(b) within 30 days of the date of acceptance of this letter, then the Agreement will terminate with no further obligations between the parties, unless the parties mutually agree to extend the Closing date, and Corporation shall be entitled to retain the down payment of US$250,000 paid by Purchaser pursuant to paragraph 2(a).

         (f) The Purchaser will not assume any liabilities of the Corporation, other than as expressly provided herein. Without limiting the generality of the foregoing, it is understood and agreed that the following liabilities are not being assumed by the Purchaser:

                  i) sales commission payable with respect to the transactions described herein,

                  ii) insurance coverage of the Plant until the Purchaser has taken possession and title at Closing, and

                  iii) any and all environmental liabilities associated with the Plant.


2.       PURCHASE PRICE

         (a) Upon the Corporation's signature of this letter, the Purchaser will pay to the Corporation a down payment of US$250,000 to secure an exclusive 30-day purchase period for the Plant, commencing at the date of the Corporation's signature of this letter. This payment is refundable only if the Corporation's Board of Directors fails to approve the sale of the Plant or the Corporation otherwise fails to give effect to the transaction contemplated herein.

         (b) Upon Closing, 850,000 common shares of the Purchaser shall be issued to the Corporation, subject to appropriate regulatory approval. It is anticipated that a hold period will be imposed on the shares. Notwithstanding such restrictions, the Corporation shall be allowed to sell shares, provided that, such sales are in compliance with applicable securities laws and regulations.

         (c) If the net price received by the Corporation from the sale of all of the shares (i.e., net of commissions, discounts, taxes and other fees for transfer or sale), plus the amount of cash paid to the Corporation pursuant to paragraph 2(a), is less than US$2,250,000, the Purchaser shall pay the difference to Corporation by wire transfer in immediately available funds, within 10 calendar days after being notified in writing by the Corporation of the amount of that difference. The Corporation shall accompany that notice with reasonable documentation that evidences the amount of net price received by the Corporation.

3.       CONDUCT OF BUSINESS

From the date of its signature of this letter until the Closing, the Corporation will maintain the Plant in the ordinary and usual course, properly insured, will confer regularly with the Purchaser to report on the status of the Plant and will not make any decisions likely to have a material effect on the Plant, including Plant operation, without consulting with and obtaining the approval of the Purchaser (such approval not to be unreasonably withheld).

4.       DATE OF THE AGREEMENT AND CLOSING

         (a) The Closing will take place within 30 days of the date of the Corporation's signature of this letter. If the signature of this letter has not occurred by May 15, 2002, then the entire offer to purchase shall be null and void. The Corporation shall provide usual and normal representations and warranties in respect of its sole and unencumbered ownership of the Plant to allow the Purchaser to take free and clear title and control of the Plant and remove the Plant from the Corporation's

                  Premises. OTHERWISE, CORPORATION MAKES NO IMPLIED OR EXPRESS WARRANTIES REGARDING THE CONDITION OF THE PLANT OR REGARDING ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND PURCHASER TAKES THE PLANT "AS IS".

         (b) Closing is subject to the approval by the Boards of Directors of the Corporation and the Purchaser, as well as all required regulatory approvals, within the 30-day period described in Paragraph 4(a).


5.       CONFIDENTIALITY

The Purchaser and the Corporation will keep this letter and their mutual interest in a proposed transaction (as well as all information obtained in connection with their respective due diligence investigations), including any negotiations between the Purchaser and the Corporation in respect thereof, strictly confidential except as required by regulatory authorities. Upon execution of this letter, the Corporation will cease any and all discussions, whether direct or indirect, with persons other than the Purchaser, with respect to the sale of the Plant and will enter into no other discussions with third parties prior to either of the termination events set forth in paragraphs 1(e) or 4(b).

6.       TERMINATION

This letter may be terminated and the transaction contemplated hereby may be abandoned or terminated:

         (a)      at any time by the mutual agreement of the parties hereto,

         (b)      by the Purchaser, as set forth in paragraphs 1(e) and 4(b); or

         (c)      by the Corporation, as set forth in paragraph 4(b).


7.       GENERAL PROVISIONS

         (a) Each party hereto represents and warrants that it is duly authorized and has all necessary power and authority to execute and deliver this letter and to perform its obligations hereunder. It is expressly agreed and acknowledged that no other agreement or meeting of the minds has been reached. Accordingly, if for any reason whatsoever the purchase of the Plant is not consummated, no party hereto shall be entitled to any form of relief whatsoever, including, without limitation, injunctive relief or damages.

         (b) This letter may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement and shall be governed by the laws of the State of California.

         (c) Each party hereto shall bear all expenses incurred by it in connection with this letter, including, without limitation, the charges of their respective legal counsel, accountants, financial advisors and finders.


Please indicate your consent and agreement to the foregoing by signing both copies of this Option to Purchase Agreement in the space provided below and returning one fully executed copy (which return may be made by fax to (416) 368-7141).

                                        Yours very truly,

                                        Corner Bay Silver Inc.
                                        ("Purchaser")


                                        By:
                                           -------------------------------------
                                            Authorized Signing Officer



Agreed to and acknowledged this          day of May, 2002.


                                        Canyon Resources Corporation
                                        ("Corporation")


                                        By:

                                           -------------------------------------
                                            Authorized Signing Officer